UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 14, 2004

Date of Earliest Event Reported: May 14, 2004

PLAINS EXPLORATION

& PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 2. Acquisition or Disposition of Assets

On May 28, 2004, Plains Exploration & Production Company, or PXP, filed a current report on Form 8-K announcing the closing of its merger with Nuevo Energy Company, or Nuevo, pursuant to an Agreement and Plan of Merger, dated February 12, 2004, as amended on April 9, 2004. The purpose of this amended current report is to file the pro forma financial information required to be filed pursuant to Items 2 and 7 of Form 8-K.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The following information is hereby incorporated by reference in this report:

1.	Nuevo’s consolidated financial statements as of March 31, 2003 and 2004 and for each of the three month periods then ended and related notes contained in Nuevo’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (File No. 001-10537).

(b) Pro Forma Financial Information.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information shows the pro forma effect of the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”), the sale of Nuevo’s Congo operations, Plains’ acquisition of 3TEC Energy Corporation (“3TEC”), which was completed on June 4, 2003, and Plains’ issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003. The unaudited pro forma combined balance sheet as of March 31, 2004 and the unaudited pro forma combined statements of income for the three months ended March 31, 2004 and 2003 and the year ended December 31, 2003 have been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth in the accompanying footnotes.

On May 14, 2004, Plains acquired Nuevo in a stock for stock transaction. Plains issued 36.5 million shares of common stock to Nuevo shareholders and assumed $256 million of net debt and $115 million of Term Convertible Securities (“TECONs”). Under the terms of the transaction, Nuevo stockholders received 1.765 shares of Plains common stock for each share of Nuevo common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the Nuevo merger adjustments in the unaudited pro forma combined balance sheet and statements of income.

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of Nuevo’s subsidiaries that hold the Congo properties. The pro forma effects of that transaction on Nuevo’s historical consolidated statements of income are presented in Note 2 to the pro forma combined financial statements.

The pro forma effects of Plains’ acquisition of 3TEC, which was completed on June 4, 2003, and Plains’ issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003 are presented in Note 5 to the pro forma combined financial statements.

The unaudited pro forma combined balance sheet presents the pro forma effects of the merger of Plains and Nuevo and the sale of Nuevo’s Congo operations as though such transactions occurred on March 31, 2004. The unaudited pro forma combined statement of income for the three months ended March 31, 2004 assumes such transactions occurred on January 1, 2004. The unaudited pro forma combined statements of income for the three months ended March 31, 2003 and the year ended December 31, 2003 assume such transactions, together with Plains acquisition of 3TEC and the issuance of the $75 million of 8.75% senior subordinated notes occurred on January 1, 2003. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

In February 2004 Nuevo redeemed the $75 million balance outstanding of its 9 1/2% Senior Subordinated Notes due June 1, 2008 at 104.75%. The redemption was funded by proceeds from real estate sales and bank debt. We estimate the redemption will result in annual interest expense savings of approximately $6 million. The effect of the redemption is not reflected as a pro forma adjustment to the historical data. In addition, we have not reflected as an adjustment to the historical data annual cost savings of approximately $20 million that we expect to result from the merger with Nuevo.

The unaudited pro forma combined financial statements do not purport to represent what Plains results of operations would have been if such transactions had occurred on such dates. These unaudited pro forma combined financial statements should be read in conjunction with the Quarterly Report on Form 10-Q of Plains for the three months ended March 31, 2004 (as amended), the Annual Report on Form 10-K of Plains for the year ended December 31, 2003 (as amended), the Consolidated Financial Statements of 3TEC included in Plains’ Registration Statement on Form S-4 (No. 333-108407) filed August 29, 2003, the Quarterly Report on Form 10-Q of Nuevo for the three months ended March 31, 2004 and the Annual Report on Form 10-K of Nuevo for the year ended December 31, 2003.

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AT MARCH 31, 2004

(in thousands of dollars)

	Plains Historical	Nuevo Merger Adjustments (a)	Plains Pro forma
ASSETS		(Note 3)
Current Assets
Cash and cash equivalents	$1,985	$56,826	$58,811
Accounts receivable	53,641	42,032	95,673
Assets held for sale	—	39,747	39,747
Inventories	4,359	1,963	6,322
Deferred income taxes	29,949	24,391	54,340
Other current assets	2,108	2,153	4,261

	92,042	167,112	259,154

Property and Equipment, at cost
Oil and natural gas properties—full cost method
Subject to amortization	1,088,287	1,222,205	2,310,492
Not subject to amortization	57,980	137,556	195,536
Other property and equipment	4,960	—	4,960

	1,151,227	1,359,761	2,510,988
Allowance for depreciation, depletion and amortization	(201,179)	—	(201,179)

	950,048	1,359,761	2,309,809

Goodwill	145,046	62,030	207,076

Other Assets	19,497	5,422	24,919

	$1,206,633	$1,594,325	$2,800,958

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other current liabilities	$75,393	$135,610	$211,003
Commodity hedging contracts	75,609	61,594	137,203
Royalties payable	16,879	9,392	26,271
Interest payable	6,296	6,343	12,639

	174,177	212,939	387,116

Long-Term Debt
Bank revolving credit facility	191,000	104,900	295,900
8.75% senior subordinated notes	276,862	—	276,862
Senior notes	—	—	—
9 3/8% senior subordinated notes	—	162,945	162,945
TECONS	—	103,815	103,815

	467,862	371,660	839,522

Asset Retirement Obligation	30,447	133,452	163,899

Other Long-Term Liabilities	58,162	14,868	73,030

Deferred Income Taxes	138,887	281,998	420,885

Stockholders’ Equity
Stockholders’ equity	406,617	579,408	986,025
Accumulated other comprehensive income (loss)	(69,519)	—	(69,519)

	337,098	579,408	916,506

	$1,206,633	$1,594,325	$2,800,958

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(in thousands of dollars, except per share data)

	Plains Historical	Nuevo Pro forma	Nuevo Merger Adjustments		Combined Company Pro forma Adjusted
		(Note 2)
Revenues
Oil and gas revenues	$92,725	$92,987	$(2,594	)(b)	$183,118
Other operating revenues	236	(944)	2,594	(b)	1,886

	92,961	92,043	—		185,004

Costs and Expenses
Production expenses	30,849	41,370	—		72,219
Exploration costs	—	366	(366	)(c)	—
General and administrative	9,531	7,768	—		17,299
Stock appreciation rights	10,561	—	—		10,561
Depreciation, depletion, amortization and accretion	16,567	17,187	13,618	(e)	47,372
Other	—	910	—		910

	67,508	67,601	13,252		148,361

Income from Operations	25,453	24,442	(13,252)		36,643
Other Income (Expense)
Interest expense	(6,930)	(5,923)	2,158	(f)	(10,695)
Gain (loss) on derivatives	(1,565)	(7,014)	—		(8,579)
Loss on early extinguishment of debt	—	(3,004)	—		(3,004)
Interest and other income (expense)	262	431	—		693

Income From Continuing Operations Before Income Taxes	17,220	8,932	(11,094)		15,058
Income tax benefit (expense)	(6,822)	(3,329)	4,188	(g)	(5,963)

Income From Continuing Operations	$10,398	$5,603	$(6,906)		$9,095

Earnings Per Share
Basic	$0.26	$0.28			$0.12
Diluted	$0.26	$0.27			$0.12
Average Shares Outstanding
Basic	40,247	20,246	16,240		76,733
Diluted	40,488	20,662	15,909		77,059

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2003

(in thousands of dollars, except per share data)

	Plains Pro forma	Nuevo Pro forma	Nuevo Merger Adjustments		Combined Company Pro forma Adjusted
	(Note 5)	(Note 2)
Revenues
Oil and gas revenues	$99,862	$86,683	$—		$186,545
Other operating revenues	207	138	—		345

	100,069	86,821	—		186,890

Costs and Expenses
Production expenses	29,009	36,430	—		65,439
Exploration costs	—	1,072	(1,072	)(c)	—
General and administrative	6,748	6,717	—		13,465
Stock appreciation rights	(1,363)	—	—		(1,363)
Depreciation, depletion, amortization and accretion	15,535	15,673	16,949	(e)	48,157
Other	—	795	—		795

	49,929	60,687	15,877		126,493

Income from Operations	50,140	26,134	(15,877)		60,397
Other Income (Expense)
Interest expense	(6,966)	(10,975)	2,726	(f)	(15,215)
Gain (loss) on derivatives	(14,410)	(943)	—		(15,353)
Interest and other income (expense)	86	79	—		165

Income From Continuing Operations Before Income Taxes	28,850	14,295	(13,151)		29,994
Income tax benefit (expense)	(11,540)	(7,472)	7,134	(g)	(11,878)

Income From Continuing Operations	$17,310	$6,823	$(6,017)		$18,116

Earnings Per Share
Basic	$0.43	$0.36			$0.24
Diluted	$0.43	$0.35			$0.24
Average Shares Outstanding
Basic	40,085	19,199	17,287		76,571
Diluted	40,295	19,305	17,266		76,866

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Plains Pro forma	Nuevo Pro forma	Nuevo Merger Adjustments		Combined Company Pro forma Adjusted
	(Note 5)	(Note 2)
Revenues
Oil and gas revenues	$376,797	$327,203	$—		$704,000
Other operating revenues	888	1,362	—		2,250

	377,685	328,565	—		706,250

Costs and Expenses
Production expenses	118,205	149,296	—		267,501
Exploration costs	—	2,115	(2,115	)(c)	—
General and administrative	29,424	28,457	—		57,881
Stock appreciation rights	18,010	—	—		18,010
Gain on disposition of properties	—	(5,824)	4,551	(d)	(1,273)
Depreciation, depletion, amortization and accretion	64,999	64,963	65,445	(e)	195,407
Other	—	1,256	—		1,256

	230,638	240,263	67,881		538,782

Income from Operations	147,047	88,302	(67,881)		167,468
Other Income (Expense)
Interest expense	(27,075)	(36,405)	8,810	(f)	(54,670)
Gain (loss) on derivatives	(37,084)	(5,842)	—		(42,926)
Loss on early extinguishment of debt	—	(12,578)	—		(12,578)
Interest and other income (expense)	(100)	317	—		217

Income From Continuing Operations Before Income Taxes	82,788	33,794	(59,071)		57,511
Income tax benefit (expense)	(34,342)	(19,666)	29,567	(g)	(24,441)

Income From Continuing Operations	$48,446	$14,128	$(29,504)		$33,070

Earnings Per Share
Basic	$1.21	$0.73			$0.43
Diluted	$1.20	$0.72			$0.43
Average Shares Outstanding
Basic	40,190	19,355	17,131		76,676
Diluted	40,256	19,627	17,026		76,909

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

NOTE 1—BASIS OF PRESENTATION AND ACCOUNTING FOR THE TRANSACTIONS

The accompanying unaudited pro forma combined financial statements present the pro forma effect of the merger of Plains Exploration & Production Company (“Plains”) and Nuevo Energy Company (“Nuevo”), the sale of Nuevo’s Congo operations, Plains’ acquisition of 3TEC Energy Corporation (“3TEC”), which was completed on June 4, 2003, and Plains’ issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003. The unaudited pro forma combined financial statements have been prepared based on the historical consolidated statements of income of Plains and Nuevo under the assumptions set forth in the accompanying footnotes.

The accompanying unaudited pro forma combined balance sheet presents the pro forma effects of the merger of Plains and Nuevo and the sale of Nuevo’s Congo operations as though such transactions occurred on March 31, 2004. The unaudited pro forma combined statement of income for the three months ended March 31, 2004 assumes such transactions occurred on January 1, 2004. The unaudited pro forma combined statements of income for the three months ended March 31, 2003 and the year ended December 31, 2003 assume such transactions, together with Plains acquisition of 3TEC and the issuance of the $75 million of 8.75% senior subordinated notes occurred on January 1, 2003.

The merger with Nuevo has been accounted for using the purchase method of accounting for business combinations. Under the purchase method of accounting, Nuevo’s assets and liabilities acquired or assumed are revalued and recorded at their estimated fair values.

Plains follows the full cost method of accounting for oil and gas properties while Nuevo follows the successful efforts method of accounting. Certain costs that are capitalized under the full cost method are expensed under the successful efforts method. These costs consist primarily of costs associated with unsuccessful exploration drilling, geological and geophysical costs and general and administrative costs associated with acquisition, exploration, exploitation and development activities. Under full cost accounting proceeds from the sale of oil and gas properties are reflected as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. Pro forma entries include the reclassification of certain of these items to conform Nuevo’s accounting to the full cost method.

NOTE 2—SALE OF NUEVO CONGO OPERATIONS

On April 8, 2004 Nuevo, together with its wholly owned subsidiary Nuevo International Inc., entered into a definitive agreement to sell Nuevo’s operations offshore The Republic of Congo via the sale of the stock of Nuevo’s subsidiaries that hold the Congo properties. Nuevo’s historical statement of income for the three months ended March 31, 2004 and the year ended December 31, 2003 have been adjusted to reflect the sale of such operations effective January 1 of the period presented. The assets acquired and liabilities assumed in the Merger Adjustments have been adjusted to exclude amounts related to Nuevo’s Congo operations and cash and cash equivalents includes $52.6 million related to the sale. The effects to Nuevo’s historical balance sheet for other working capital items, which have equal impacts to the assets acquired and liabilities assumed, consist of decreases to current assets of $10.6 million, primarily related to accounts receivable, and to current liabilities of $7.2 million, primarily related to accounts payable and other current liabilities. The other effects to Nuevo’s historical balance sheet relate to decreases to non-current assets, primarily oil and gas properties, of approximately $42.2 million and non-current liabilities, primarily the asset retirement obligation of $2.7 million. The Nuevo Merger Adjustments (Note 3(a)) reflect the assets acquired and liabilities assumed at fair value.

If the combined company used the $52.6 million in estimated net proceeds from the sale to retire outstanding bank debt, pro forma long-term debt at March 31, 2004 would be reduced to $814 million. Interest expense for the three months ended March 31, 2004 and 2003 and year ended December 31, 2003 would be reduced by $0.4 million, $0.4 million and $1.5 million, respectively, and income from continuing operations for such periods would be increased by $0.2 million, $0.2 million and $0.9 million, respectively.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

The following tables reflect the effect of the sale of Nuevo’s Congo operations on Nuevo’s Consolidated Statements of Income for the three months ended March 31, 2004 and 2003 and the year ended December 31, 2003 (amounts in thousands, except per share data):

NUEVO ENERGY COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2004

(in thousands of dollars, except per share data)

	Nuevo Historical	Adjustments for Sale of Nuevo’s Congo Operations	Nuevo Pro forma
Revenues
Oil and gas revenues	$103,792	$(10,805)	$92,987
Other operating revenues	(944)	—	(944)

	102,848	(10,805)	92,043

Costs and Expenses
Production expenses	44,793	(3,423)	41,370
Exploration costs	366	—	366
General and administrative	7,768	—	7,768
Depreciation, depletion, amortization and accretion	18,678	(1,491)	17,187
Other	910	—	910

	72,515	(4,914)	67,601

Income from Operations	30,333	(5,891)	24,442
Other Income (Expense)
Interest expense	(5,923)	—	(5,923)
Gain (loss) on derivatives	(7,014)	—	(7,014)
Loss on early extinguishment of debt	(3,004)	—	(3,004)
Interest and other income (expense)	437	(6)	431

Income From Continuing Operations Before Income Taxes	14,829	(5,897)	8,932
Income tax benefit (expense)	(7,651)	4,322	(3,329)

Income From Continuing Operations	$7,178	$(1,575)	$5,603

Earnings Per Share
Basic	$0.35		$0.28
Diluted	$0.35		$0.27
Average Shares Outstanding
Basic	20,246		20,246
Diluted	20,662		20,662

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

NUEVO ENERGY COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2003

(in thousands of dollars, except per share data)

	Nuevo Historical	Adjustments for Sale of Nuevo’s Congo Operations	Nuevo Pro forma
Revenues
Oil and gas revenues	$98,112	$(11,429)	$86,683
Other operating revenues	138	—	138

	98,250	(11,429)	86,821

Costs and Expenses
Production expenses	39,330	(2,900)	36,430
Exploration costs	1,072	—	1,072
General and administrative	6,717	—	6,717
Depreciation, depletion, amortization and accretion	17,389	(1,716)	15,673
Other	795	—	795

	65,303	(4,616)	60,687

Income from Operations	32,947	(6,813)	26,134
Other Income (Expense)
Interest expense	(10,975)	—	(10,975)
Gain (loss) on derivatives	(943)	—	(943)
Interest and other income (expense)	79	—	79

Income From Continuing Operations Before Income Taxes	21,108	(6,813)	14,295
Income tax benefit (expense)	(8,445)	973	(7,472)

Income From Continuing Operations	$12,663	$(5,840)	$6,823

Earnings Per Share
Basic	$0.66		$0.36
Diluted	$0.65		$0.35
Average Shares Outstanding
Basic	19,199		19,199
Diluted	19,305		19,305

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

NUEVO ENERGY COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Nuevo Historical	Adjustments for Sale of Nuevo’s Congo Operations	Nuevo Pro forma
Revenues
Oil and gas revenues	$369,975	$(42,772)	$327,203
Other operating revenues	1,362	—	1,362

	371,337	(42,772)	328,565

Costs and Expenses
Production expenses	159,832	(10,536)	149,296
Exploration costs	2,115	—	2,115
General and administrative	28,457	—	28,457
Gain on disposition of properties	(5,824)	—	(5,824)
Depreciation, depletion, amortization and accretion	70,810	(5,847)	64,963
Other	1,256	—	1,256

	256,646	(16,383)	240,263

Income from Operations	114,691	(26,389)	88,302
Other Income (Expense)
Interest expense	(36,406)	1	(36,405)
Gain (loss) on derivatives	(5,842)	—	(5,842)
Loss on early extinguishment of debt	(12,578)	—	(12,578)
Interest and other income (expense)	342	(25)	317

Income From Continuing Operations Before Income Taxes	60,207	(26,413)	33,794
Income tax benefit (expense)	(23,118)	3,452	(19,666)

Income From Continuing Operations	$37,089	$(22,961)	$14,128

Earnings Per Share
Basic	$1.92		$0.73
Diluted	$1.89		$0.72
Average Shares Outstanding
Basic	19,355		19,355
Diluted	19,627		19,627

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 3—PRO FORMA ADJUSTMENTS RELATED TO THE MERGER

The unaudited pro forma combined balance sheet includes the following adjustments:

(a) This entry reflects the estimated preliminary pro forma allocation of the purchase price as of March 31, 2004 using the purchase method of accounting. The following is a calculation and allocation of the purchase price to assets acquired and liabilities assumed based on their relative fair value (in thousands, except as noted):

Shares of Plains common stock issued	36,486
Average Plains stock price	$15.76

Fair value of Plains common stock issued	$575,019
Fair value of Nuevo employee stock options assumed by Plains	4,389
Tender for Nuevo employee stock options	17,385
Estimated merger expenses	34,215

Total estimated purchase price before liabilities assumed	631,008
Fair value of liabilities :
Senior Subordinated Notes	162,945
Bank Credit Facility	53,300
TECONS	103,815
Current liabilities	212,939
Other noncurrent liabilities	14,868
Deferred income tax liabilities	281,998
Asset retirement obligation	133,452

Total estimated purchase price plus liabilities assumed	$1,594,325

Fair value of assets acquired:
Current assets (including deferred income taxes of $24,391)	167,112
Oil and gas properties
Subject to amortization	1,222,205
Not subject to amortization	137,556
Other noncurrent assets	5,422
Goodwill	62,030

Total estimated fair value of assets acquired	$1,594,325

The purchase price includes the value of Plains common stock issued to Nuevo stockholders in the merger. The average Plains common stock price is based on the average closing prices of Plains common stock during the five business day period commencing two days before the merger was announced. Under the terms of the merger agreement, Nuevo common stockholders received 1.765 shares of Plains common stock for each share of Nuevo common stock.

The total purchase price also includes $34 million of estimated merger costs. These costs include investment banking expenses, severance and related costs, legal and accounting fees, printing expenses and other merger-related costs. These costs have been added to long-term debt in the unaudited pro forma combined balance sheet.

The preliminary allocation of purchase price includes approximately $62 million of goodwill. The goodwill is related to deferred income tax liabilities to be recorded due to the non-taxable nature of the merger.

In the process of allocating the purchase price, Plains reviewed Nuevo’s exploration and development opportunities targeting probable and possible reserves. Based on Plains assessment of the Nuevo opportunities,

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

approximately 50 MMBOE of probable and possible reserves with estimated future net revenues of approximately $764 million (undiscounted) were assigned to the properties acquired in the merger. Probable and possible reserves have a higher risk profile than proved undeveloped reserves and thus the range of ultimate results can vary widely. Based on this assessment, approximately $138 million of the estimated purchase price has been allocated to properties not subject to amortization.

The majority of the probable reserves are located in California, equally split between offshore and onshore projects and the majority of the possible reserves are located in offshore California. Because most of the probable and possible reserves are closely associated with producing properties, any transfers to proved reserves are anticipated to occur over the next several years as development decisions are made.

The purchase price is preliminary and is subject to change due to several factors including:

•	Changes in the fair values of Nuevo’s assets and liabilities as of the effective time of the merger;

•	Actual merger costs incurred; and

•	Tax basis of Nuevo assets at the effective time of the merger.

The unaudited pro forma statements of income include the following adjustments:

(b) Reclassification of certain Nuevo revenue/expense items to conform to the Plains presentation.

(c) Reflects the reversal of Nuevo historical exploration costs that are expensed under the successful efforts methods of accounting and are capitalized under the full cost method of accounting.

(d) Reflects the reversal of the gain on disposition of oil and gas properties and assets held for sale. Under full cost accounting, proceeds from the sale of oil and gas properties are accounted for as reductions to capitalized costs unless such sales involve a significant change in the relationship between costs and the estimated value of proved reserves, in which case a gain or loss is recognized. The remaining gain on disposition of property relates to sales of non-oil and gas properties.

(e) Adjusts depreciation, depletion, amortization and accretion expense based on the fair value allocated to oil and gas properties. Pro forma depreciation, depletion, amortization and accretion for the combined company is calculated using the unit of production method based on the oil and gas property costs, reserve volumes and future development and abandonment costs of the combined companies. The pro forma depreciation, depletion and amortization rate for oil and gas properties subject to amortization is $5.95 per barrel of oil equivalent. Accretion expense has been adjusted to reflect Plains’ credit adjusted risk free interest rate and other assumptions.

(f) Adjusts historical interest expense for the effect of debt assumed and incurred in connection with the merger and interest capitalized on oil and gas properties not subject to amortization of $2.2 million and $2.8 million for the three months ended March 31, 2004 and 2003, respectively, and $8.9 million for the year ended December 31, 2003.

(g) Reflects the adjustment of income tax expense based on a post-merger effective rate of approximately 40% (43% for the year ended December 31, 2003 including return to provision adjustments included in Plains’ historical income tax expense for the period).

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

NOTE 4—EARNINGS PER SHARE

Earnings per share for the three months ended March 31, 2004 and 2003 and the year ended December 31, 2003 has been calculated based on the pro forma weighted average number of shares outstanding as follows (in thousands):

		Three Months Ended March 31,		Year Ended December 31, 2003
		2004	2003
Weighted average shares outstanding		40,247	24,015	33,321
Pro forma increase assuming 3TEC merger occurred January 1, 2003			16,070	6,869
Nuevo outstanding shares	20,672
Exchange ratio	1.765	36,486	36,486	36,486

Pro forma basic shares outstanding		76,733	76,571	76,676
Plains restricted shares		241	210	148
Nuevo options		85	85	85

Pro forma diluted shares outstanding		77,059	76,866	76,909

Diluted shares do not include the following because the inclusion would be anti-dilutive:

Nuevo employee stock options with an exercise price greater than the average market price of the common stock	124

NOTE 5—PLAINS PRO FORMA RESULTS OF OPERATIONS

Plains’ pro forma results of operations included in the accompanying unaudited pro forma statements of income for the three months ended March 31, 2003 and the year ended December 31, 2003 include the effect of the following:

•	Plains acquisition of 3TEC Energy Corporation which was completed on June 4, 2003; and

•	Plains issuance of $75 million of 8.75% senior subordinated notes on May 30, 2003.

On June 4, 2003 Plains acquired 3TEC for approximately $312.9 million in cash and common stock plus $90.0 million to retire outstanding debt and $14.7 million to retire outstanding 3TEC preferred stock. Under the terms of the agreement 3TEC stockholders received $8.50 in cash and 0.85 shares of our common stock for each share of 3TEC common stock. This transaction has been accounted for using the purchase method of accounting. The effect of this transaction is reflected in the 3TEC Merger Adjustments in the unaudited pro forma consolidated statements of income.

The unaudited pro forma combined statements of income for the three months ended March 31, 2003 and the year ended December 31, 2003 assume the 3TEC merger transactions and the $75 million notes offering occurred on January 1, 2003. Plains believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to such transactions.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2003

(in thousands, except per share data)

	Plains Historical	Offering Adjustments		Plains Pro forma Offering	3TEC Historical	Merger Adjustments		Plains Pro forma Adjusted
Revenues
Oil and gas revenues	$51,531	$—		$51,531	$48,372	$(41	)(4)	$99,862
Gain (loss) on sale of properties		—		—	59	(59	)(9)	—
Gain (loss) derivatives		—		—	(14,410)	14,410	(11)	—
Other operating revenues	207	—		207	53	(53	)(11)	207

	51,738	—		51,738	34,074	14,257		100,069

Costs and Expenses
Production expenses	21,013	—		21,013	7,996	—		29,009
Geological and geophysical	—	—		—	3,608	(3,608	)(9)	—
Dry hole and impairments	—	—		—	2,161	(2,161	)(9)	—
General and administrative	3,076			3,076	2,575	(266	)(9)	5,385
						(10,372	)(5)
						6,711	(6)
Depreciation, depletion,						(96	)(7)
amortization and accretion	8,305	19	(1)	8,324	10,718	250	(12)	15,535

	32,394	19		32,413	27,058	(9,542)		49,929

Income from Operations	19,344	(19)		19,325	7,016	23,799		50,140
Other Income (Expense)
						831	(7)
Interest expense	(4,856)	(1,445	)(2)	(6,301)	(831)	(665	)(8)	(6,966)
Gain (loss) on derivatives	—	—		—		(14,410	)(11)	(14,410)
Merger costs	—	—		—	(894)	894	(10)	—
Interest and other income (expense)	33	—		33		53	(11)	86

Income From Continuing Operations Before Income Taxes	14,521	(1,464)		13,057	5,291	10,502		28,850
Income tax benefit (expense)	(5,918)	556	(3)	(5,362)	(2,064)	(4,114	)(13)	(11,540)

Income From Continuing Operations	$8,603	$(908)		$7,695	$3,227	$6,388		$17,310

Earnings per share
Basic	$0.36			$0.32				$0.43

Diluted	$0.35			$0.32				$0.43

Average shares outstanding
Basic	24,015			24,015		16,070	(14)	40,085
Diluted	24,225			24,225		16,070	(14)	40,295

(footnotes on following page)

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

Offering Adjustments

(1)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the New Notes.

(2)	Reflects interest expense at a rate of 7.71% (net of premium on issuance) for the period on the 8.75% Notes issued in the New Notes offering, assuming that the New Notes were issued on January 1, 2003. A 1/8 of 1% change in the interest rate would result in a $24 thousand change in interest expense.

(3)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

Merger Adjustments

(4)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.

(5)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.

(6)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.

(7)	Reflects the reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that will be retired in the merger.

(8)	Reflects interest expense for the period on $216.7 million of debt incurred in connection with the acquisition net of $0.9 million of capitalized interest. Interest expense is based on an estimated borrowing rate under Plains’ senior revolving credit facility (3.0%). Capitalized interest is based on the $62.8 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8 of 1% change in the interest rate would result in a $0.1 million change in interest expense.

(9)	Reflects the reversal of certain 3TEC’s income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.

(10)	Reflects the reversal of 3TEC expenses related to the merger.

(11)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.

(12)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.

(13)	Reflects the adjustment of income tax expense to a post-merger effective rate of 40.0%.

(14)	Reflects common shares issued in the 3TEC merger.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

PLAINS EXPLORATION & PRODUCTION COMPANY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(in thousands of dollars, except per share data)

	Plains Historical	Offering Adjustments		Plains Pro Forma Offering	3TEC Historical(4)	Merger Adjustments		Plains Pro Forma Adjusted
Revenues
Oil, gas and plant revenues	$303,202	$—		$303,202	$73,664	$(69	)(5)	$376,797
Gain (loss) on sale of properties	—	—		—	72	(72	)(10)	—
Gain (loss) on derivatives	—	—		—	(37,931)	37,931	(12)	—
Other operating revenues	888	—		888	59	(59	)(12)	888

	304,090	—		304,090	35,864	37,731		377,685

Costs and Expenses
Production expenses	104,819	—		104,819	13,386	—		118,205
Geological and geophysical	—	—		—	5,023	(5,023	)(10)	—
Dry hole and impairments	—	—		—	2,198	(2,198	)(10)	—
General and administrative	25,148	—		25,148	4,539	(263	)(10)	29,424
Stock appreciation rights	18,010	—		18,010	—	—		18,010
						(17,954	)(6)
Depreciation, depletion,						11,707	(7)
amortization and accretion	52,484	32	(1)	52,516	18,313	417	(13)	64,999

	200,461	32		200,493	43,459	(13,314)		230,638

Income from Operations	103,629	(32)		103,597	(7,595)	51,045		147,047
Other Income (Expense)
						1,336	(8)
Interest expense	(23,778)	(2,408	)(2)	(26,186)	(1,336)	(889	)(9)	(27,075)
Gain (loss) on derivatives	847	—		847	—	(37,931	)(12)	(37,084)
Merger costs	—	—		—	(11,108)	11,108	(11)	—
						14	(10)
Interest and other income (expense)	(159)	—		(159)	(14)	59	(12)	(100)

Income From Continuing Operations Before Income Taxes	80,539	(2,440)		78,099	(20,053)	24,742		82,788
Income tax benefit (expense)	(33,452)	965	(3)	(32,487)	7,820	(9,675	)(14)	(34,342)

Income From Continuing Operations	$47,087	$(1,475)		$45,612	$(12,233)	$15,067		$48,446

Earnings Per Share
Basic	$1.41							$1.21

Diluted	$1.41							$1.20

Average Shares Outstanding
Basic	33,321					6,869	(15)	40,190
Diluted	33,469					6,787	(15)	40,256

Offering Adjustments

(1)	Reflects amortization of debt issue costs for the period, on a straight line basis that approximates the interest method, over the life of the 8.75% Notes.
(2)	Reflects interest expense at a rate of 7.71% (net of premium on issuance) for the period on the new notes, assuming that the new notes were issued on January 1, 2003. A 1/8 of 1% change in the interest rate would result in a $39,000 change in interest expense.
(3)	Reflects the income tax effect of the Offering Adjustments based on Plains’ historical effective income tax rate.

PLAINS EXPLORATION & PRODUCTION COMPANY

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS—(Continued)

Merger Adjustments

(4)	3TEC’s historical results of operations for the five months ended May 31, 2003.
(5)	Reflects the $0.20 per barrel marketing fee Plains pays to Plains All American Pipeline, L.P.
(6)	Reflects the reversal of 3TEC’s historical DD&A expense related to oil and gas properties.
(7)	Reflects the effect of the merger on DD&A expense on oil and gas properties under the full cost method.
(8)	Reflects the reversal of 3TEC’s amortization of deferred debt issue costs and interest expense with respect to 3TEC’s debt that was retired in the merger.
(9)	Reflects interest expense for the period on $189.2 million of debt incurred in connection with the acquisition net of $1.6 million of capitalized interest. Interest expense is based on an estimated borrowing rate under Plains’ senior revolving credit facility (3.1%). Capitalized interest is based on the $61.1 million of purchase price allocated to oil and gas properties not subject to amortization and Plains’ effective average interest rate (6.0% based on pro forma debt). A 1/8% change in the interest rate would result in a $0.1 million change in interest expense.
(10)	Reflects the reversal of certain 3TEC’s income items that are charged or credited to income under the successful efforts method of accounting that are capitalized under the full cost method of accounting.
(11)	Reflects the reversal of 3TEC expenses related to the merger.
(12)	Reflects the reclassification of certain 3TEC revenue and expense items to conform to the Plains presentation.
(13)	Reflects amortization of estimated debt issue cost for the period, on a straight-line basis that approximates the interest method over the life of the agreement.
(14)	Reflects the adjustment of income tax expense based on a post-merger effective rate for current year earnings of approximately 41%.
(15)	Reflects common shares issued in the 3TEC merger.

SUMMARY PRO FORMA OIL AND GAS RESERVE DATA OF THE COMBINED COMPANY

The following table sets forth summary pro forma information with respect to Plains’ and Nuevo’s combined estimated net proved oil and gas reserves as of December 31, 2003.

	Plains	Nuevo(1)	Pro forma
Estimated Quantities of Oil and Gas Reserves at December 31, 2003
Proved Reserves
Oil (MBbl)	227,728	165,973	393,701
Gas (MMcf)	319,177	167,171	486,348
MMBOE	280,924	193,835	474,759
Proved Developed Reserves
Oil (MBbl)	124,822	150,319	275,141
Gas (MMcf)	235,070	125,721	360,791
MMBOE	164,000	171,273	335,273

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003 (in thousands)
Future cash inflows	$8,190,872	$5,111,413	$13,302,285
Future development costs	(529,920)	(415,090)	(945,010)
Future production expense	(3,041,607)	(2,274,484)	(5,316,091)
Future income tax expense	(1,579,078)	(733,237)	(2,312,315)

Future net cash flows	3,040,267	1,688,602	4,728,869
Discounted at 10% per year	(1,783,464)	(634,307)	(2,417,771)

Standardized measure of discounted future net cash flows	$1,256,803	$1,054,295	$2,311,098

(1)	Adjusted to reflect the sale of Congo operations. See Note 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: June 14, 2004	/S/ CYNTHIA A. FEEBACK

Cynthia A. Feeback
Senior Vice President—Accounting